Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS
To the Board of Directors and Stockholders of
Steadfast Apartment REIT, Inc.

We have audited the accompanying consolidated financial statements of Steadfast Income REIT, Inc. (the Company), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2019, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for the three years in the period ended December 31, 2019 in conformity with U.S. generally accepted accounting principles.

Ernst & Young LLP

Irvine, California
April 24, 2020

STEADFAST INCOME REIT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018
ASSETS
Assets:
Real Estate:
Land	$89,822,014	$90,153,980
Building and improvements	808,000,954	795,383,423
Total real estate held for investment, cost	897,822,968	885,537,403
Less accumulated depreciation and amortization	(199,069,845)	(165,112,070)
Total real estate held for investment, net	698,753,123	720,425,333
Real estate held for sale, net	—	126,464,504
Total real estate, net	698,753,123	846,889,837
Cash and cash equivalents	120,283,764	141,316,753
Restricted cash	8,330,832	12,114,277
Investment in unconsolidated joint venture	14,086,641	14,085,399
Rents and other receivables	1,108,096	1,791,881
Assets related to real estate held for sale	—	761,413
Other assets	2,806,732	2,698,438
Total assets	$845,369,188	$1,019,657,998
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$21,437,667	$23,899,595
Notes payable:
Mortgage notes payable, net	503,992,876	566,848,984
Credit facility, net	—	52,363,460
Notes payable related to real estate held for sale, net	—	74,289,130
Total notes payable, net	503,992,876	693,501,574
Distributions payable	3,484,995	3,515,310
Due to affiliates	3,665,711	4,985,918
Liabilities related to real estate held for sale	—	2,994,267
Total liabilities	532,581,249	728,896,664
Commitments and contingencies (Note 10)
Redeemable common stock	717,416	—
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock $0.01 par value per share; 999,999,000 shares authorized, 73,910,568 and 74,650,139 shares issued and outstanding at December 31, 2019 and 2018, respectively	739,106	746,502
Convertible stock, $0.01 par value per share; 1,000 shares authorized, issued and outstanding as of December 31, 2019 and 2018, respectively	10	10
Additional paid-in capital	649,543,160	656,204,073
Cumulative distributions and net income	(338,211,753)	(366,189,251)
Total stockholders’ equity	312,070,523	290,761,334
Total liabilities and stockholders’ equity	$845,369,188	$1,019,657,998
See accompanying notes to consolidated financial statements.

STEADFAST INCOME REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2019	2018	2017
Revenues:
Rental income	$111,677,550	$138,090,247	$208,497,233
Other income	1,621,564	2,050,300	3,256,228
Total revenues	113,299,114	140,140,547	211,753,461
Expenses:
Operating, maintenance and management	28,374,657	38,528,087	58,361,883
Real estate taxes and insurance	17,808,397	24,230,326	35,114,937
Fees to affiliates	14,522,521	15,879,702	21,960,145
Depreciation and amortization	34,523,271	46,109,794	67,755,152
Interest expense	25,660,243	33,158,759	44,114,130
General and administrative expenses	8,318,587	6,185,374	6,298,868
Total expenses	129,207,676	164,092,042	233,605,115
Loss before other (expense) income	(15,908,562)	(23,951,495)	(21,851,654)
Other income (expense):
Equity in loss of unconsolidated joint venture	(642,274)	(3,339,202)	(663,896)
Gain on sales of real estate, net	86,800,659	118,215,618	96,573,171
Loss on debt extinguishment	(3,432,058)	(3,621,665)	(2,380,051)
Interest income	2,260,169	1,562,078	680,593
Insurance proceeds in excess of losses incurred	40,983	218,218	115,704
Total other income	85,027,479	113,035,047	94,325,521
Net income	$69,118,917	$89,083,552	$72,473,867
Income per common share — basic and diluted	$0.93	$1.19	$0.96
Weighted average number of common shares outstanding — basic	74,185,540	75,049,667	75,794,705
Weighted average number of common shares outstanding — diluted	74,198,388	75,062,053	75,807,710
See accompanying notes to consolidated financial statements.

STEADFAST INCOME REIT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2019, 2018 AND 2017

	Common Stock		Convertible Stock		Additional Paid- In Capital	Cumulative Distributions & Net Income	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE, December 31, 2016	76,202,862	$762,029	1,000	$10	$672,018,194	$(352,351,990)	$320,428,243
Issuance of common stock	7,500	75	—	—	(75)	—	—
Repurchase of common stock	(730,953)	(7,310)	—	—	(7,992,690)	—	(8,000,000)
Distributions declared	—	—	—	—	—	(54,339,823)	(54,339,823)
Amortization of stock-based compensation	—	—	—	—	85,486	—	85,486
Net income for the year ended December 31, 2017	—	—	—	—	—	72,473,867	72,473,867
BALANCE, December 31, 2017	75,479,409	754,794	1,000	10	664,110,915	(334,217,946)	330,647,773
Issuance of common stock	7,500	75	—	—	(75)	—	—
Repurchase of common stock	(836,770)	(8,367)	—	—	(7,991,633)	—	(8,000,000)
Distributions declared	—	—	—	—	—	(121,054,857)	(121,054,857)
Amortization of stock-based compensation	—	—	—	—	84,866	—	84,866
Net income for year ended December 31, 2018	—	—	—	—	—	89,083,552	89,083,552
BALANCE, December 31, 2018	74,650,139	746,502	1,000	10	656,204,073	(366,189,251)	290,761,334
Issuance of common stock	7,500	75	—	—	(75)	—	—
Repurchase of common stock	(747,071)	(7,471)	—	—	(6,734,362)	—	(6,741,833)
Distributions declared	—	—	—	—	—	(41,141,419)	(41,141,419)
Amortization of stock-based compensation	—	—	—	—	73,524	—	73,524
Net income for the year ended December 31, 2019	—	—	—	—	—	69,118,917	69,118,917
BALANCE, December 31, 2019	73,910,568	$739,106	1,000	$10	$649,543,160	$(338,211,753)	$312,070,523
See accompanying notes to consolidated financial statements.

STEADFAST INCOME REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2019	2018	2017
Cash Flows from Operating Activities:
Net income	$69,118,917	$89,083,552	$72,473,867
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,523,271	46,109,794	67,755,152
Amortization of deferred financing costs	877,743	1,056,249	1,839,952
Amortization of stock-based compensation	73,524	84,866	85,486
Amortization of loan premiums	(48,562)	(270,792)	(1,129,960)
Change in fair value of interest rate cap agreements	164,394	157,268	604,545
Loss on debt extinguishment	3,432,058	3,621,665	2,380,051
Gain on sales of real estate	(86,800,659)	(118,215,618)	(96,573,171)
Insurance claim recoveries	(98,319)	(1,394)	(352,497)
Loss on disposal of buildings and improvements	65,971	25,892	147,085
Unrealized gain on short-term investments	—	—	(278,883)
Equity in loss from unconsolidated joint venture	642,274	3,339,202	663,896
Changes in operating assets and liabilities:
Rents and other receivables	471,655	945,919	(333,347)
Other assets	(337,984)	626,178	960,983
Accounts payable and accrued liabilities	(2,725,202)	(461,309)	(3,106,834)
Due to affiliates	(1,330,952)	969,963	(1,372,025)
Net cash provided by operating activities	18,028,129	27,071,435	43,764,300
Cash Flows from Investing Activities:
Short-term investments	—	—	30,363,633
Cash contribution to unconsolidated joint venture	(1,852,416)	(3,435,411)	(3,854,197)
Cash distribution from unconsolidated joint venture	1,208,900	530,100	—
Acquisition of real estate investments	—	(67,886,062)	—
Additions to real estate investments	(13,532,763)	(9,564,647)	(16,401,961)
Escrow deposits for pending real estate acquisitions	—	(2,600,000)	—
Purchase of interest rate cap agreements	(47,000)	(223,300)	(37,350)
Proceeds from sales of real estate, net	211,990,358	310,434,652	124,918,577
Proceeds from insurance claims	310,449	1,394	352,497
Net cash provided by investing activities	198,077,528	227,256,726	135,341,199
Cash Flows from Financing Activities:
Proceeds from issuance of mortgage notes payable	241,834,000	106,482,000	17,638,751
Principal payments on mortgage notes payable	(378,425,818)	(239,272,864)	(22,745,424)
Principal payments on credit facilities	(52,656,750)	(38,410,500)	—
Payment of deferred financing costs	(1,532,385)	(1,323,128)	(310,819)
Payment of debt extinguishment costs	(2,988,984)	(2,572,386)	—
Distributions to common stockholders	(41,171,734)	(122,134,848)	(54,369,877)
Repurchases of common stock	(6,741,833)	(8,000,000)	(8,000,000)
Net cash used in financing activities	(241,683,504)	(305,231,726)	(67,787,369)
Net (decrease) increase in cash, cash equivalents and restricted cash	(25,577,847)	(50,903,565)	111,318,130
Cash, cash equivalents and restricted cash, beginning of year	154,192,443	205,096,008	93,777,878
Cash, cash equivalents and restricted cash, end of year	$128,614,596	$154,192,443	$205,096,008

STEADFAST INCOME REIT, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

	For the year ended December 31,
	2019	2018	2017
Supplemental Disclosures of Cash Flow Information:
Interest paid	$25,548,080	$32,461,746	$43,477,719
Supplemental Disclosure of Noncash Transactions:
Distributions payable	$3,484,995	$3,515,310	$4,595,301
Assumption of mortgage notes payable to acquire real estate	$—	$65,000,000	$—
Application of escrow deposits to acquire real estate	$—	$2,600,000	$—
Redeemable common stock	$717,416	$—	$—
Non-cash contribution to unconsolidated joint venture	$—	$—	$(3,281,298)
Mortgage notes payable assumed by buyer in connection with property sales	$—	$(67,140,194)	$—
Assets and liabilities deconsolidated in connection with property sales:
Real estate, net	$—	$(98,350,076)	$(382,696,431)
Notes payable, net	$—	$76,336,778	$337,214,942
Restricted cash	$—	$(913,408)	$(7,699,698)
Rents and other receivables	$—	$—	$(346,067)
Accounts payable and accrued liabilities	$—	$674,912	$11,330,808
Accounts payable and accrued liabilities from additions to investment in unconsolidated joint venture	$—	$—	$398,817
Accounts payable and accrued liabilities from additions to real estate investments	$96,637	$550,636	$204,467
Due to affiliates from additions to real estate investments	$15,387	$4,642	$8,566
Repurchases payable	$1,282,584	$2,000,000	$2,000,000
Operating lease right-of-use asset, net	$96,826	$—	$—
Operating lease liabilities, net	$104,204	$—	$—

See accompanying notes to consolidated financial statements.

STEADFAST INCOME REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

1.	Organization and Business
Steadfast Income REIT, Inc. (the “Company”) was formed on May 4, 2009, as a Maryland corporation that elected to be taxed as, and qualifies as, a real estate investment trust (“REIT”). On June 12, 2009, the Company was initially capitalized pursuant to the sale of 22,223 shares of common stock to Steadfast REIT Investments, LLC (the “Sponsor”) at a purchase price of $9.00 per share for an aggregate purchase price of $200,007. On July 10, 2009, Steadfast Income Advisor, LLC (the “Advisor”), a Delaware limited liability company formed on May 1, 2009, invested $1,000 in the Company in exchange for 1,000 shares of convertible stock (the “Convertible Stock”) as described in Note 7 (Stockholders’ Equity).
As of December 31, 2019, the Company owned 27 multifamily properties comprising a total of 7,527 apartment homes and a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes. On March 13, 2019, the Company’s board of directors approved an estimated value per share of the Company’s common stock of $9.40 as of December 31, 2018.
Private Offering
On October 13, 2009, the Company commenced a private offering of up to $94,000,000 in shares of the Company’s common stock at a purchase price of $9.40 per share (with discounts available for certain categories of purchasers) (the “Private Offering”). The Company offered its shares of common stock for sale in the Private Offering pursuant to a confidential private placement memorandum and only to persons that were “accredited investors,” as that term is defined under the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. On July 9, 2010, the Company terminated the Private Offering and on July 19, 2010, the Company commenced its registered Public Offering (defined and described below). The Company sold 637,279 shares of common stock in the Private Offering for gross offering proceeds of $5,844,325.
Public Offering
On July 19, 2010, the Company commenced its initial public offering of up to a maximum of 150,000,000 shares of common stock for sale to the public at an initial price of $10.00 per share (with discounts available for certain categories of purchasers) (the “Primary Offering”). The Company also offered up to 15,789,474 shares of common stock for sale pursuant to the Company’s distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Public Offering”) at an initial price of $9.50 per share.
The Company terminated its Public Offering on December 1, 2014. Following termination of the Public Offering, the Company continued to offer shares of common stock pursuant to the DRP until the Company’s board of directors suspended the DRP effective beginning with distributions earned on December 1, 2014. Through December 1, 2014, the Company issued 76,095,116 shares of common stock in the Public Offering for gross offering proceeds of $769,573,363, including 4,073,759 shares of common stock issued pursuant to the DRP for gross offering proceeds of $39,580,847.
On March 10, 2015, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $10.35 as of December 31, 2014. On February 25, 2016, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $11.44 as of December 31, 2015. On February 15, 2017, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $11.65 as of December 31, 2016. On March 13, 2018, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $10.84 as of December 31, 2017. On May 9, 2018, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $9.84, which represents the estimated value per share of the Company’s common stock of $10.84 as of December 31, 2017, less the special distribution of $1.00 per share of common stock that was paid to stockholders of record as of the close of business on April 20, 2018. On March 13, 2019, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $9.40 as of December 31, 2018.
Prior to the effective time of the SIR Merger (defined below), the business of the Company was externally managed by the Advisor, pursuant to the Advisory Agreement by and among the Company, Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership formed on July 6, 2009 (the “Operating Partnership”), and the Advisor (as amended, the

STEADFAST INCOME REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

“Advisory Agreement”), which was subject to annual renewal by the Company’s board of directors. The term of the Advisory Agreement was set to expire on November 15, 2020, subject to the terms of the Termination Agreement discussed below. Subject to certain restrictions and limitations, the Advisor managed the Company’s day-to-day operations, managed the Company’s portfolio of properties and real estate-related assets, sourced and presented investment opportunities to the Company’s board of directors and provided investment management services on the Company’s behalf. Stira Capital Markets Group, LLC (formerly known as Steadfast Capital Markets Group, LLC) (the “Dealer Manager”), an affiliate of the Advisor, served as the dealer manager for the Public Offering. The Advisor, along with the Dealer Manager, also provided marketing, investor relations and other administrative services on the Company’s behalf.
Substantially all of the Company’s business was conducted through the Operating Partnership. The Company was the sole general partner of the Operating Partnership. The Company and Advisor entered into an Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”) on September 28, 2009.
The Partnership Agreement provided that the Operating Partnership operated in a manner that enabled the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership paid all of the Company’s administrative costs and expenses, and such expenses were treated as expenses of the Operating Partnership.
Merger with Steadfast Apartment REIT, Inc.
On August 5, 2019, the Company, Steadfast Apartment REIT, Inc. (“STAR”), a public non-traded REIT sponsored by the Sponsor, Steadfast Apartment REIT Operating Partnership, L.P., STAR’s operating partnership (“STAR Operating Partnership”), the Operating Partnership and SI Subsidiary, LLC, a wholly-owned subsidiary of STAR (“SIR Merger Sub”) entered into an Agreement and Plan of Merger (the “SIR Merger Agreement”). Pursuant to the terms and conditions of the SIR Merger Agreement, on March 6, 2020, the Company merged with and into SIR Merger Sub with SIR Merger Sub surviving as a direct, wholly-owned subsidiary of STAR (the “SIR Merger”). At such time, in accordance with the applicable provisions of the Maryland General Corporation Law (“MGCL”) and the Maryland Limited Liability Company Act, the separate existence of the Company ceased.
At the effective time of the SIR Merger, each issued and outstanding share of the Company’s common stock (or a fraction thereof), $0.01, par value per share converted into 0.5934 shares of STAR’s common stock, $0.01 par value per share (“STAR Common Stock”).
Merger with Steadfast Apartment REIT III, Inc.
On August 5, 2019, Steadfast Apartment REIT III, Inc. (“STAR III”), STAR, the STAR Operating Partnership, Steadfast Apartment REIT III Operating Partnership, L.P., the operating partnership of STAR III (“STAR III Operating Partnership”) and SIII Subsidiary, LLC, a wholly-owned subsidiary of STAR (“STAR III Merger Sub”) entered into an Agreement and Plan of Merger (the “STAR III Merger Agreement”). Pursuant to the terms and conditions of the STAR III Merger Agreement, on March 6, 2020, STAR III merged with and into STAR III Merger Sub with STAR III Merger Sub surviving as a direct, wholly- owned subsidiary of STAR (the “STAR III Merger”, and together with the SIR Merger, the “Mergers”). At such time, in accordance with the applicable provisions of the MGCL and the Maryland Limited Liability Company Act, the separate existence of STAR III ceased.
At the effective time of the STAR III Merger, each issued and outstanding share of STAR III’s common stock (or a fraction thereof), $0.01 par value per share was converted into 1.430 shares of STAR’s Common Stock.

STEADFAST INCOME REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

Combined Company
The combined company after the Mergers (the “Combined Company”) retained the name “Steadfast Apartment REIT, Inc.” Each merger was intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code.
As of the closing of the Mergers, the Combined Company’s portfolio (unaudited) consisted of (1) 70 properties (including one property held for development) in 14 states, with an average effective rent of $1,144 and (2) a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes. Based on occupancy as of December 31, 2019, the Combined Company’s portfolio had an occupancy rate of 94.9%, an average age of 20 years and a preliminary gross real estate assets value of $3.4 million (unaudited).
The financial information included in these consolidated audited financial statements reflects only the Company’s stand-alone, historical financial results as of December 31, 2019.

Concurrently with the entry into the SIR Merger Agreement, the Company and the Advisor entered into a termination letter agreement (the “Termination Agreement”), effective as of August 5, 2019. Pursuant to the Termination Agreement, the Advisory Agreement terminated on March 6, 2020, the effective time of the SIR Merger. Also pursuant to the Termination Agreement, the Advisor agreed to waive any disposition fee it otherwise would have been entitled to pursuant to the Advisory Agreement related to the SIR Merger and agreed to reimburse the Company for its costs if the Company’s stockholders rejected the SIR Merger at the meeting of stockholders.

STEADFAST INCOME REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

2.	Summary of Significant Accounting Policies
There have been no significant changes to the Company’s accounting policies since it filed its audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2018, other than the adoption of Accounting Standards Update (“ASU”) 2016-02, as further described below.
Principles of Consolidation and Basis of Presentation
The consolidated financial statements include the accounts of the Company, the consolidated variable interest entity (“VIE”) that the Company controlled and of which the Company was the primary beneficiary, and the Operating Partnership’s subsidiaries. All significant intercompany balances and transactions were eliminated in consolidation. The financial statements of the Company’s subsidiaries were prepared using accounting policies consistent with those of the Company. The Operating Partnership was a VIE as the limited partner lacks substantive kick-out rights and substantive participating rights. The Company was the primary beneficiary of, and consolidated, the Operating Partnership.
The accompanying consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Square footage, occupancy and certain other measures used to describe real estate included in the notes to the consolidated financial statements were presented on an unaudited basis.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.
Real Estate Assets
Depreciation and Amortization
Real estate costs related to the development, construction and improvement of properties were capitalized. Acquisition costs related to business combinations were expensed as incurred. Acquisition costs related to asset acquisitions were capitalized. On January 1, 2017, the Company early adopted ASU 2017-01, Business Combinations (Topic 805): clarifying the definition of a business (“ASU 2017-01”), that clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. ASU 2017-01 now forms part of ASC 805, Business Combinations (“ASC 805”). Repair and maintenance and tenant turnover costs were charged to expense as incurred and significant replacements and betterments were capitalized. Repair and maintenance and tenant turnover costs included all costs that do not extend the useful life of the real estate asset. The Company considered the period of future benefit of an asset to determine its appropriate useful life and anticipates the estimated useful lives of assets by class to be generally as follows

Buildings	27.5 years
Building improvements	5-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease
Furniture, fixtures, and equipment	5-10 years

STEADFAST INCOME REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

Real Estate Purchase Price Allocation
Prior to its adoption of ASU 2017-01, which now forms part of ASC 805, the Company recorded the acquisition of income-producing real estate or real estate that will be used for the production of income as a business combination. All assets acquired and liabilities assumed in a business combination were measured at their acquisition-date fair values. Acquisition costs were expensed as incurred. Upon adoption of ASU 2017-01, the Company recorded the acquisition of income-producing real estate or real estate that is used for the production of income as an asset acquisition. All assets acquired and liabilities assumed in the asset acquisition were measured at their acquisition date fair values. Acquisition costs were capitalized and allocated between land, buildings and improvements and tenant origination and associated costs on the consolidated balance sheet.
The Company assessed the acquisition-date fair values of all tangible assets, identifiable intangible assets and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows were based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it was vacant.
Intangible assets include the value of in-place leases, which represented the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up.
 The Company estimated the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, the Company estimated the amount of lost rentals using market rates during the expected lease-up periods.
 The Company amortized the value of in-place leases to expense over the remaining non-cancelable term of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles was charged to expense in that period.
 The Company recorded above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) the Company’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company amortized any capitalized above-market or below-market lease values as a reduction or increase to rental income over the remaining non-cancelable terms of the respective leases.
 The total amount of other intangible assets acquired was further allocated to in-place lease values based on the Company’s evaluation of the specific characteristics of each tenant’s lease and its overall relationship with that respective tenant. Characteristics that the Company considered in allocating these values included the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.
 Estimates of the fair values of the tangible assets, identifiable intangible assets and assumed liabilities required the Company to make significant assumptions to estimate market lease rates, property-operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property were held for investment. The use of inappropriate assumptions could result in an incorrect valuation of acquired tangible assets, identifiable intangible assets and assumed liabilities, which could have impacted the amount of the Company’s net income (loss).
Sale of Real Estate Assets
The Company recorded property sales or dispositions when title transfers to unrelated third parties, contingencies have been removed and sufficient cash consideration was received by the Company. Upon disposition, the related costs and accumulated depreciation were removed from the respective accounts. Any gain or loss on sale was recognized in accordance with GAAP.
Gains and losses on the sale of real estate were recognized pursuant to ASC Topic 610-20, Gains and Losses from the Derecognition of Nonfinancial Assets. The Company recognized a gain (loss) on sale of real estate when the criteria for an asset to be derecognized were met, which included when: (i) a contract exists, (ii) the buyer obtains control of the asset, and (iii) it is

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

probable that the Company will receive substantially all of the consideration to which it is entitled. These criteria are generally satisfied at the time of sale. For partial sale of real estate resulting in transfer of control, the Company measured any noncontrolling interest retained at fair value and recognized a gain or loss on the difference between fair value and the carrying amount of the real estate assets retained. The Company classified real estate assets as real estate held for sale once the criteria, as defined by GAAP, have been met.
Impairment of Real Estate Assets
The Company accounted for its real estate assets in accordance with ASC 360, Property, Plant and Equipment (“ASC 360”). ASC 360 required the Company to continually monitor events and changes in circumstances that could indicate that the carrying amounts of the Company’s real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets and liabilities may not be recoverable, the Company assessed the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if the Company did not believe that it will be able to recover the carrying value of the real estate and related intangible assets and liabilities, the Company recorded an impairment loss to the extent that the carrying value exceeded the estimated fair value of the real estate and related intangible assets and liabilities. The Company did not record any impairment loss on its real estate assets during the years ended December 31, 2019, 2018 and 2017.
Investments in Unconsolidated Joint Ventures
The Company accounted for investments in unconsolidated joint venture entities in which it exercised significant influence over, but did not control, using the equity method of accounting. Under the equity method, the investment was initially recorded at cost including an outside basis difference, which represented the Company’s transaction costs related to the joint venture and subsequently adjusted to reflect additional contributions or distributions, the Company’s proportionate share of equity in the joint venture’s earnings (loss) and amortization of the outside basis difference. The Company recognized its proportionate share of the ongoing income or loss of the unconsolidated joint venture as equity in earnings (loss) of unconsolidated joint venture on the consolidated statements of operations. On a quarterly basis, the Company evaluated its investment in an unconsolidated joint venture for other-than-temporary impairments. The Company elected the cumulative earnings approach to classify cash receipts from the unconsolidated joint venture on the accompanying consolidated statements of cash flows.
Rents and Other Receivables
In accordance with ASC 842 (defined below), the Company made a determination of whether the collectibility of the lease payments in an operating lease was probable. If the Company determined the lease payments were not probable of collection, the Company would have fully reserved for any contractual lease payments, deferred rent receivable, and variable lease payments and would have recognized rental income only if cash was received. The Company exercised judgment in establishing these allowances and considered payment history and current credit status of tenants in developing these estimates. Due to the short-term nature of the operating leases, the Company did not maintain a deferred rent receivable related to the straight-lining of rents.
Revenue Recognition - Operating Leases
On January 1, 2019, the Company adopted the lease accounting standards under ASC 842, Leases (“ASC 842”), including the package of practical expedients for all leases that commenced before the effective date of January 1, 2019. The Company did not elect the practical expedient related to using hindsight to reevaluate the lease term. Accordingly, the Company (i) did not reassess whether any expired or existing contracts are or contain leases, (ii) did not reassess the lease classification for any expired or existing lease, and (iii) did not reassess initial direct costs for any existing leases.
In addition, ASC 842 provides an optional transition method to allow entities to apply the new lease accounting standards at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings. The Company adopted this transition method upon its adoption of the lease accounting standards of ASC 842, which did not result in a

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

cumulative effect adjustment to the opening balance of retained earnings on January 1, 2019. The Company’s comparative periods presented in the financial statements continued to be reported under the lease accounting standards of ASC 840, Leases.
In accordance with ASC 842, tenant reimbursements are included in the single lease component of the lease contract (the right of the lessee to use the leased space) and therefore were accounted for as variable lease payments and were recorded as rental income on the Company’s statement of operations beginning January 1, 2019. In addition, the Company adopted the practical expedient available under ASC 842 to not separate nonlease components from the associated lease component and instead to account for those components as a single component if the nonlease components otherwise would be accounted for under the new revenue recognition standard ASC 606, Revenue from Contracts with Customers, and if certain conditions are met, specifically related to tenant reimbursements for common area maintenance which would otherwise be accounted for under the revenue recognition standard. The Company believed the two conditions were met for tenant reimbursements for common area maintenance as (i) the timing and pattern of transfer of the nonlease components and associated lease components are the same and (ii) the lease component would be classified as an operating lease. Accordingly, tenant reimbursements for common area maintenance were also accounted for as variable lease payments and were recorded as rental income on the Company’s statement of operations beginning January 1, 2019. The Company recognized $111,677,550 of rental income related to operating lease payments of which $10,485,126 was for variable lease payments for the year ended December 31, 2019, respectively.
The Company leased apartment homes under operating leases with terms generally of one year or less. Generally, credit investigations were performed for prospective residents and security deposits were obtained. The Company recognized minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectibility was probable and recorded amounts expected to be received in later years as deferred rent receivable.
Cash and Cash Equivalents
The Company considered all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. As of December 31, 2019 and 2018, the Company had amounts in excess of federally insured limits in deposit accounts with a financial institution. The Company limited such deposits to financial institutions with high credit standing.
Restricted Cash
Restricted cash represented those cash accounts for which the use of funds was restricted by loan covenants. As of December 31, 2019 and 2018, the Company had a restricted cash balance of $8,330,832 and $12,114,277, respectively, which represented amounts set aside as impounds for future property tax payments, property insurance payments and tenant improvement payments as required by agreements with the Company’s lenders as of December 31, 2019 and 2018, respectively.
The following table represents the components of the cash, cash equivalents and restricted cash presented on the accompanying consolidated statements of cash flows for the years ended December 31, 2019, 2018 and 2017:

	December 31,
	2019	2018	2017
Cash and cash equivalents	$120,283,764	$141,316,753	$171,228,485
Restricted cash	8,330,832	12,114,277	28,959,004
Assets related to real estate held for sale	—	761,413	4,908,519
Total cash, cash equivalents and restricted cash	$128,614,596	$154,192,443	$205,096,008

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

Deferred Financing Costs
The Company capitalized deferred financing costs such as commitment fees, legal fees and other third party costs associated with obtaining commitments for financing that resulted in a closing of such financing, as a contra liability against the respective outstanding debt balances. The Company amortized these costs over the terms of the respective financing agreements using the effective interest method. The Company expensed unamortized deferred financing costs when the associated debt was refinanced or repaid before maturity unless specific rules were met that allowed for the carryover of such costs to the refinanced debt. Costs incurred in seeking financing transactions that did not close were expensed in the period in which it was determined that the financing will not close.
Derivative Financial Instruments
The Company accounted for its derivative financial instruments in accordance with ASC 815—Derivatives and Hedging. The Company’s objective in using derivatives was to add stability to interest expense and to manage the Company’s exposure to interest rate movements or other identified risks. To accomplish these objectives, the Company used various types of derivative instruments to manage fluctuations in cash flows resulting from interest rate risk attributable to changes in the benchmark interest rate of the London Interbank Offered Rate (“LIBOR”) or other applicable benchmark rates.
The Company measured its derivative instruments and hedging activities at fair value and recorded them as an asset or liability, depending on its rights or obligations under the applicable derivative contract. For derivatives designated as fair value hedges, the changes in the fair value of both the derivative instrument and the hedged items were recorded in earnings. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, were considered cash flow hedges. For derivatives designated as cash flow hedges, the effective portions of changes in fair value of the derivatives were reported in other comprehensive income (loss) and were subsequently reclassified into earnings when the hedged item affects earnings. Changes in fair value of derivative instruments not designated as hedges and ineffective portions of hedges were recognized in earnings in the affected period. The Company assessed the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction.
As of December 31, 2019, the Company did not have any derivatives designated as cash flow or fair value hedges, nor are derivatives being used for trading or speculative purposes.
Fair Value Measurements
Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company is required to measure other assets and liabilities at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements were classified and disclosed in one of the following three categories:

•	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•
Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.
When available, the Company utilized quoted market prices from an independent third-party source to determine fair value and classified such items in Level 1 or Level 2. In instances where the market was not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not have been relevant and could have required the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

independent third party may rely more on models with inputs based on information available only to that independent third party.
The following describes the valuation methodologies used by the Company to measure fair value, including an indication of the level in the fair value hierarchy in which each asset or liability is generally classified.
Interest rate cap agreements - The Company entered into certain interest rate cap agreements. These derivatives were recorded at fair value. Fair value was based on a model-driven valuation using the associated variable rate curve and an implied market volatility, both of which were observable at commonly quoted intervals for the full term of the interest rate cap agreements. Therefore, the Company’s interest rate cap agreements were classified within Level 2 of the fair value hierarchy and were included in other assets in the accompanying consolidated balance sheets. Changes in the fair value of the interest rate cap agreements were recorded as interest expense in the accompanying consolidated statements of operations.
The following table reflects the Company’s assets required to be measured at fair value on a recurring basis on the consolidated balance sheets:

	December 31, 2019
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$284	$—

	December 31, 2018
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$117,678	$—
Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.
Fair Value of Financial Instruments
The accompanying consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities, distributions payable, due to affiliates and notes payable.
The Company considered the carrying value of cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities and distributions payable to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization. The fair value of amounts due to affiliates was not determinable due to the related party nature of such amounts.
The fair value of the notes payable was estimated using a discounted cash flow analysis using borrowing rates available to the Company for debt instruments with similar terms and maturities. As of December 31, 2019 and 2018, the fair value of the notes payable was $506,786,983 and $681,095,544, respectively, compared to the carrying value of $503,992,876 and $693,501,574, respectively. The Company determined that its notes payable are classified as Level 3 within the fair value hierarchy.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

Accounting for Stock-Based Compensation
The Company amortized the fair value of stock-based compensation awards to expense over the vesting period and records any dividend equivalents earned as dividends for financial reporting purposes. Stock-based compensation awards to independent directors were valued at the fair value on the date of grant and amortized as an expense over the vesting period. Awards to non-employees were remeasured at fair value each reporting period and amortized as an expense over the vesting period.
Distribution Policy
The Company elected to be taxed as, and qualified as, a REIT commencing with the taxable year ended December 31, 2010. To qualify as a REIT, the Company was required to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). Distributions during the three months ended March 31, 2018 and June 30, 2018 were based on daily record dates and calculated at a rate of $0.001964 and $0.001683 per share per day, respectively. Distributions during the six months ended December 31, 2018 and the year ended December 31, 2019 were based on daily record dates and calculated at a rate of $0.001519 per share per day. Each day during the twelve months ended December 31, 2019 and 2018, was a distribution record date.
Distributions to stockholders were determined by the board of directors of the Company and were dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order for the Company to maintain its qualification as a REIT under the Internal Revenue Code. During the year ended December 31, 2019, the Company declared aggregate distributions of $0.554 per common share. During the year ended December 31, 2018, the Company declared aggregate distributions of $1.610 per common share including a special distribution the Company’s board of directors declared in the amount $1.00 per share of common stock to stockholders of record as of the close of business on April 20, 2018.
Operating Expenses
Pursuant to the Advisory Agreement, the Company was limited in the amount of certain operating expenses it recorded on a rolling four-quarter basis to the greater of 2% of average invested assets and 25% of net income (the “2%/25% Limitation”). Operating expenses included all costs and expenses incurred by the Company, as determined under GAAP, that in any way are related to the operation of the Company, excluding expenses of raising capital, interest payments, taxes, property operating expenses, non-cash expenditures, incentive fees, acquisition fees and expenses and investment management fees. During the four quarters ended December 31, 2019, the Company recorded operating expenses of $7,535,796, which amount was not in excess of the 2%/25% Limitation as described in Note 8 (Related Party Arrangements), and are included in general and administrative expenses in the accompanying consolidated statements of operations. Operating expenses of $329,290 remained payable and were included in due to affiliates in the accompanying consolidated balance sheet as of December 31, 2019.
Income Taxes
The Company elected to be taxed as, and qualifies as, a REIT under the Internal Revenue Code and operated as such commencing with the taxable year ended December 31, 2016. To qualify as a REIT, the Company was to meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual REIT taxable income to its stockholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally was not subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company failed to qualify as a REIT in any taxable year following the year it initially elected to be taxed as a REIT, it would have been subject to federal income tax on its taxable income at regular corporate income tax rates and generally would not have been permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification was lost unless the Internal Revenue Service granted the Company relief under certain statutory provisions. Such an event could have materially adversely affected the Company’s net income and net cash available for distribution to its

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

stockholders. During the year ended December 31, 2019, the Company believed it was organized and operated in such a manner as to qualify for treatment as a REIT.
ASC 740-10, Income Taxes, requires recognition of deferred tax assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company recognized tax benefits of uncertain tax positions only if it was more likely than not that the tax position was to be sustained, based solely on its technical merits, with the taxing authority having full authority of all relevant information. The measurement of a tax benefit for an uncertain tax position that met the more likely than not threshold was based on a cumulative probability model under which the largest amount of tax benefit recognized was the amount with a greater than 50% likelihood of being realized upon ultimate settlement with the taxing authority having full knowledge of all the relevant information.
The gross amount of deferred tax assets was $2.9 million and $3.2 million as of December 31, 2019 and 2018, respectively. The gross amount of deferred tax liabilities was $2.9 million and $3.2 million as of December 31, 2019 and 2018, respectively. Due to uncertainty regarding the realization of certain deferred tax assets, the Company established valuation allowances, primarily in connection with the net operating loss carryforward (“NOL”) related to the Company. During the year ended December 31, 2019, $5.4 million was recognized as a tax benefit from the reversal of a portion of the valuation allowance related to the NOL against a corresponding tax provision amount of approximately $5.4 million related to the utilization of the NOL. As a result, the Company recorded no current income tax provision or benefit. As of December 31, 2019, the Company had a remaining gross NOL for U.S. federal income tax purposes of approximately $74.4 million. The Company did anticipate a significant change in unrecognized tax benefits within the next 12 months.
Per Share Data
Basic earnings (loss) per share attributable to common stockholders for all periods presented were computed by dividing net income (loss) by the weighted average number of shares of the Company’s common stock outstanding during the period.
Diluted earnings (loss) per share was computed based on the weighted average number of shares of the Company’s common stock and all potentially dilutive securities, if any. Distributions declared per common share assume each share was issued and outstanding each day during the period. Nonvested shares of the Company’s restricted common stock give rise to potentially dilutive shares of the Company’s common stock.
In accordance with FASB ASC Topic 260-10-45, Earnings Per Share, the Company used the two-class method to calculate earnings (loss) per share. Basic earnings (loss) per share was calculated based on dividends declared and the rights of common shares and participating securities in any undistributed earnings, which represented net income (loss) remaining after deduction of dividends declared during the period. The undistributed earnings (loss) were allocated to all outstanding common shares based on the relative percentage of each class of shares. The Company did not have any participating securities outstanding other than the shares of common stock and the unvested restricted common stock during the periods presented. Earnings (loss) attributable to the unvested restricted common stock were deducted from earnings (loss) in the computation of per share amounts where applicable.
Reclassifications
Certain amounts in the Company’s prior period consolidated financial statements were reclassified to conform to the current period presentation. These reclassifications did not change the results of operations of those prior periods. On January 1, 2019, the Company adopted ASU 2016-02, as further described below. As a result, all income earned pursuant to tenant leases is reflected as one-line item, “Rental Income,” in the consolidated statements of operations. To facilitate comparability, the Company reclassified prior period’s lease and non-lease income consistently with the current year.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

The table below provides a reconciliation of the prior period presentation of the income statement line items that were reclassified in our consolidated statements of operations to conform to the current period presentation, pursuant to the adoption of the new lease accounting standard and election of the single component practical expedient:

	December 31, 2018	December 31, 2017
Rental income (presentation prior to January 1, 2019)	$124,498,400	$188,019,112
Tenant reimbursements(1) (presentation prior to January 1, 2019)	13,591,847	20,478,121
Rental income (presentation effective January 1, 2019)	$138,090,247	$208,497,233
_______________

(1)	Tenants reimbursements included reimbursements for recoverable costs.
Segment Disclosure
The Company determined that it had one reportable segment with activities related to investing in multifamily properties. The Company’s investments in real estate were in different geographic regions, and management evaluated operating performance on an individual asset level. However, as each of the Company’s assets had similar economic characteristics, tenants and products and services, its assets were aggregated into one reportable segment.
Recent Accounting Pronouncements
In February 2016, the FASB established ASC 842 by issuing ASU 2016-02, which required lessees to recognize right-of-use assets and lease liabilities for operating leases on the balance sheet and disclose key information about leasing arrangements. ASC 842 also made targeted changes to lessor accounting. ASC 842 was subsequently amended by ASU 2018-01, Land Easement Practical Expedient for Transition to Topic 842 (“ASU 2018-01”), ASU 2018-10, Codification Improvements to Topic 842 (“ASU 2018-10”), ASU 2018-11, Targeted Improvements (“ASU 2018-11”) and ASU 2018-20, Leases (Topic 842), Narrow-scope Improvements for Lessors (“ASU 2018-20”). ASC 842 requires a modified retrospective transition approach that was effective in the first quarter of 2019, subject to early adoption. The Company elected an optional transition method that allows entities to initially apply ASC 842 at the adoption date (January 1, 2019) and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company evaluated the impact of ASC 842 on its leases both as it relates to the Company acting as a lessee and as a lessor. As it relates to the Company as lessor, see the Company’s revenue recognition policy above.
As it relates to the Company as a lessee, the Company elected to apply each of the practical expedients described in ASC 842-10-65-1(f) that allowed the Company, among other things, to not reassess lease classification conclusions or initial direct cost accounting as of December 31, 2018, therefore these leases continue to be accounted for as operating leases. The Company also elected the practical expedient described in ASC 842-20-25-2 not to apply the recognition requirements in ASC 842 to short-term leases and instead, to recognize lease payments in the consolidated statement of operations on a straight-line basis over the lease term. The Company did not experience a material impact on the recognition of leases in the consolidated financial statements because the quantity of leased equipment by the Company is limited and immaterial to the consolidated financial statements. Upon adoption, the Company recognized an initial operating lease right-of-use asset, net, of $94,742 and an operating lease liability, net, of $87,862.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (“ASU 2016-13”). ASU 2016-13 requires more timely recording of credit losses on loans and other financial instruments that are not accounted for at fair value through net income (loss), including loans held for investment, held-to-maturity debt securities, trade and other receivables, net investment in leases and other such commitments. ASU 2016-13 requires that financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The amendments in ASU 2016-13 require the Company to measure all expected credit losses based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the financial assets and eliminates the “incurred loss” methodology in current GAAP. In November 2018, the FASB issued ASU

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses (“ASU 2018-19”), which clarifies that operating lease receivables accounted for under ASC 842 Leases, are not in the scope of the new credit losses guidance. The effective date and transition requirements for this guidance are the same as for ASU 2016-13. ASU 2016-13 is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. Based on its evaluation, the Company did not expect a material impact on its consolidated financial statements and related disclosures from the adoption of ASU 2016-13 because the only financial assets that were potentially within the scope of this guidance were immaterial and had limited impact on the consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The FASB issued ASU 2018-13 to improve the effectiveness of fair value measurement disclosures by adding, eliminating, and modifying certain disclosure requirements. The issuance of ASU 2018-13 is part of a disclosure framework project. The disclosure framework project’s objective and primary focus are to improve the effectiveness of disclosures in the notes to financial statements by facilitating clear communication of the information required by GAAP that is most important to users of each entity’s financial statements. Achieving the objective of improving the effectiveness of the notes to financial statements includes: (1) the development of a framework that promotes consistent decisions by the FASB board about disclosure requirements and (2) the appropriate exercise of discretion by reporting entities. The amendments in ASU 2018-13 modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in FASB Concepts Statement, Conceptual Framework for Financial Reporting-Chapter 8: Notes to Financial Statements, including the consideration of costs and benefits. ASU 2018-13 removed certain disclosure requirements under Topic 820 such as the disclosure requirements of the valuation process for level 3 fair value measurements and modified and added certain of the disclosure requirements in Topic 820. ASU 2018-13 requires prospective and retrospective application depending on the amendment and is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

3.	Real Estate
As of December 31, 2019, the Company owned 27 multifamily properties, encompassing in the aggregate 7,527 residential apartment homes. The total purchase price of the Company’s real estate portfolio was $862,854,253. As of December 31, 2019 and December 31, 2018, the Company’s portfolio was approximately 95.6% and 94.3% occupied and the average monthly rent was $1,125 and $1,068, respectively.
As of December 31, 2019 and 2018, accumulated depreciation and amortization related to the Company’s consolidated real estate properties and related intangibles were as follows:

	December 31, 2019
	Assets
	Land	Building and Improvements	Total Real Estate Held for Investment	Real Estate Held for Sale
Investments in real estate	$89,822,014	$808,000,954	$897,822,968	$—
Less: Accumulated depreciation and amortization	—	(199,069,845)	(199,069,845)	—
Net investments in real estate and related lease intangibles	$89,822,014	$608,931,109	$698,753,123	$—

	December 31, 2018
	Assets
	Land	Building and Improvements	Total Real Estate Held for Investment	Real Estate Held for Sale
Investments in real estate	$90,153,980	$795,383,423	$885,537,403	$165,346,251
Less: Accumulated depreciation and amortization	—	(165,112,070)	(165,112,070)	(38,881,747)
Net investments in real estate and related lease intangibles	$90,153,980	$630,271,353	$720,425,333	$126,464,504
Depreciation and amortization expenses were $34,523,271, $46,109,794 and $67,755,152 for the years ended December 31, 2019, 2018 and 2017, respectively.
Depreciation of the Company’s buildings and improvements was $34,506,273, $44,189,723 and $67,601,984 for the years ended December 31, 2019, 2018 and 2017, respectively.
Amortization of the Company’s tenant origination and absorption costs was $1,766,904 for the year ended December 31, 2018. There was no amortization of the Company’s tenant origination and absorption costs for the years ended December 31, 2019 and 2017.
Amortization of the Company’s other intangible assets was $16,998, $153,167 and $153,168 for the years ended December 31, 2019, 2018 and 2017, respectively.
Operating Leases
As of December 31, 2019, the Company’s real estate portfolio comprised 7,527 residential apartment homes and was 96.7% leased by a diverse group of residents. For the years ended December 31, 2019 and 2018, the Company’s real estate portfolio earned in excess of 99% and less than 1% of its rental income from residential tenants and commercial office tenants, respectively. The residential tenant lease terms consist of lease durations equal to 12 months or less.
Some residential leases contain provisions to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retained substantially all of the risks and benefits

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company required security deposits from tenants in the form of a cash deposit. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash related to tenant leases are included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets and totaled $2,403,468 and $2,868,600 as of December 31, 2019 and 2018, respectively.
As of December 31, 2019 and 2018, no tenant represented over 10% of the Company’s annualized base rent.
Joint Venture Arrangement with Blackstone Real Estate Income Trust, Inc.
On November 10, 2017, the Company, BREIT Steadfast MF JV LP (the “Joint Venture”), BREIT Steadfast MF Parent LLC (“BREIT LP”) and BREIT Steadfast MF GP LLC (“BREIT GP”, and together with BREIT LP, “BREIT”), executed a Contribution Agreement (the “Contribution Agreement”) whereby the Company agreed to contribute a portfolio of 20 properties owned by the Company to the Joint Venture in exchange for a combination of cash and a 10% ownership interest in the Joint Venture (the “Transaction”). BREIT LP owns a 90% interest in the Joint Venture and BREIT GP serves as the general partner of the Joint Venture. Each of BREIT LP and BREIT GP is a wholly-owned subsidiary of Blackstone Real Estate Income Trust, Inc. SIR LANDS Holdings, LLC, a wholly-owned subsidiary of the Company, holds the Company’s 10% interest in the Joint Venture.
The 20 properties contributed by the Company to the Joint Venture consist of properties located in Austin, Dallas and San Antonio, Texas, Nashville, Tennessee and Louisville, Kentucky (the “LANDS Portfolio”). On November 15, 2017 (the “First Closing Date”), the Company, through certain indirect wholly-owned subsidiaries, contributed 12 apartment communities (the “First Closing Properties”) to indirect, wholly-owned subsidiaries of the Joint Venture. On January 31, 2018 (the “Second Closing Date”), the Company, through certain indirect wholly-owned subsidiaries, contributed eight apartment communities (the “Second Closing Properties”) to indirect, wholly-owned subsidiaries of the Joint Venture. For additional information on the Transaction, see “Note 4 (Investment in Unconsolidated Joint Venture).”
The aggregate purchase price of the First Closing Properties was $318,576,792, exclusive of closing costs. On the First Closing Date, the Company sold a 90% interest in the First Closing Properties for $335,430,000, resulting in a gain of $76,135,530, which includes reductions to the net book value of the properties due to historical depreciation and amortization expense. The aggregate purchase price of the Second Closing Properties was $117,240,032, exclusive of closing costs. On the Second Closing Date, the Company sold a 90% interest in the Second Closing Properties for $125,370,000, resulting in a gain of $38,523,427, which includes reductions to the net book value of the properties due to historical depreciation and amortization expense. The purchaser of the First Closing Properties and Second Closing Properties was the Joint Venture.
2019 Property Dispositions
Dawntree Apartments
On August 15, 2013, the Company, through an indirect wholly-owned subsidiary, acquired Dawntree Apartments, a multifamily property located in Carrollton, Texas, containing 400 apartment homes. The purchase price of Dawntree Apartments was $24,000,000, exclusive of closing costs. On March 8, 2019, the Company sold Dawntree Apartments for $46,200,000, resulting in a gain of $24,141,403, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Dawntree Apartments was not affiliated with the Company or the Advisor.
In connection with the disposition of Dawntree Apartments, the Company, through an indirect wholly-owned subsidiary, entered into an agreement to defease the remaining outstanding principal balance of $14,201,657 under the note payable. As a result of this agreement, the Company made a $903,564 defeasance payment (excluding expenses), the collateral was released, and the Company was released from all primary debtor obligations associated with the note payable. The Company recognized a $811,084 loss associated with the defeasance, which is included in loss on debt extinguishment on the consolidated statement of income.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

Estancia Apartments
On June 29, 2012, the Company, through a wholly-owned subsidiary of the Operating Partnership, acquired Estancia Apartments, a multifamily property located in Tulsa, Oklahoma, containing 294 apartment homes. The purchase price of Estancia Apartments was $27,900,000, exclusive of closing costs. On March 22, 2019, the Company sold Estancia Apartments for $30,683,000, resulting in a gain of $6,892,244, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Estancia Apartments was not affiliated with the Company or the Advisor.
Sonoma Grande Apartments
On May 24, 2012, the Company, through a wholly-owned subsidiary of the Operating Partnership, acquired Sonoma Grande Apartments, a multifamily property located in Tulsa, Oklahoma, containing 336 apartment homes. The purchase price of Sonoma Grande Apartments was $32,200,000, exclusive of closing costs. On March 22, 2019, the Company sold Sonoma Grande Apartments for $35,067,000, resulting in a gain of $9,367,938, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Sonoma Grande Apartments was not affiliated with the Company or the Advisor.
EBT Lofts, Library Lofts East and Stuart Hall Lofts
On December 30, 2011, February 28, 2013 and August 27, 2013, the Company, through wholly-owned subsidiaries of the Operating Partnership, acquired EBT Lofts, Library Lofts East and Stuart Hall Lofts, respectively, multifamily properties located in Kansas City, Missouri, collectively containing 335 apartment homes. The combined purchase price of EBT Lofts, Library Lofts East and Stuart Hall Lofts was $38,175,000, exclusive of closing costs. On April 26, 2019, the Company sold EBT Lofts, Library Lofts East and Stuart Hall Lofts for $50,685,000, resulting in a gain of $19,120,514, which includes reductions to the net book value of the properties due to historical depreciation and amortization expense. The purchaser of EBT Lofts, Library Lofts East and Stuart Hall Lofts was not affiliated with the Company or the Advisor.
In connection with the disposition of Library Lofts East, the Company, through an indirect wholly-owned subsidiary, entered into an agreement to defease the remaining outstanding principal balance of $8,120,272 under the note payable. As a result of this agreement, the Company made a $95,417 defeasance payment (excluding expenses), the collateral was released, and the Company was released from all primary debtor obligations associated with the note payable. The Company recognized a $160,080 loss associated with the defeasance, which is included in loss on debt extinguishment on the consolidated statement of income.
Waterford on the Meadow
On July 3, 2013, the Company, through a wholly-owned subsidiary of the Operating Partnership, acquired Waterford on the Meadow, a multifamily property located in Plano, Texas, containing 350 apartment homes. The purchase price of Waterford on the Meadow was $23,100,000, exclusive of closing costs. On May 14, 2019, the Company sold Waterford on the Meadow for $42,000,000, resulting in a gain of $20,315,545, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Waterford on the Meadow was not affiliated with the Company or the Advisor.
In connection with the disposition of Waterford on the Meadow, the Company, through an indirect wholly-owned subsidiary, entered into an agreement to defease the remaining outstanding principal balance of $12,484,478 under the note payable. As a result of this agreement, the Company made a $449,231 defeasance payment (excluding expenses), the collateral was released, and the Company was released from all primary debtor obligations associated with the note payable. The Company recognized a $517,294 loss associated with the defeasance, which is included in loss on debt extinguishment on the consolidated statement of income.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

Truman Farm Villas
On December 22, 2011, the Company, through a wholly-owned subsidiary of the Operating Partnership, acquired Truman Farm Villas, a multifamily property located in Grandview, Missouri, containing 200 apartment homes. The purchase price of Truman Farm Villas was $9,100,000, exclusive of closing costs. On May 15, 2019, the Company sold Truman Farm Villas for $14,650,000, resulting in a gain of $7,051,452, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Truman Farm Villas was not affiliated with the Company or the Advisor.
The results of operations for the years ended December 31, 2019, 2018 and 2017, through the date of sale for all properties disposed of through December 31, 2019, including the properties contributed to the Joint Venture, were included in continuing operations on the Company’s consolidated statements of operations and are as follows:

	For the Year Ended December 31,
	2019	2018	2017
Revenues:
Rental income	$6,436,219	$40,977,709	$119,722,406
Other income	183,799	663,508	1,766,342
Total revenues	6,620,018	41,641,217	121,488,748
Expenses:
Operating, maintenance and management	2,547,528	13,649,637	35,632,149
Real estate taxes and insurance	275,967	6,175,077	20,086,339
Fees to affiliates	299,468	1,630,774	4,625,957
Depreciation and amortization	531,447	11,336,777	37,045,636
Interest expense	954,160	7,605,144	23,714,030
General and administrative expenses	31,237	244,294	935,655
Total expenses	$4,639,807	$40,641,703	$122,039,766

4.	Investment in Unconsolidated Joint Venture
On November 10, 2017, the Company, the Joint Venture, BREIT LP and BREIT GP executed the Contribution Agreement whereby the Company agreed to contribute the LANDS portfolio to the Joint Venture in exchange for a combination of cash and a 10% ownership interest in the Joint Venture. BREIT LP owns a 90% interest in the Joint Venture and BREIT GP serves as the general partner of the Joint Venture. Each of BREIT LP and BREIT GP is a wholly-owned subsidiary of Blackstone Real Estate Income Trust, Inc. SIR LANDS Holdings, LLC, a wholly-owned subsidiary of the Operating Partnership, holds the Company’s 10% interest in the Joint Venture.
The Company did not exercise significant influence, nor did it control the Joint Venture. Accordingly, as of the First Closing Date and the Second Closing Date, the Company deconsolidated the First Closing Properties and Second Closing Properties and has accounted for its investment in the Joint Venture under the equity method of accounting. Income, losses, contributions and distributions were generally allocated based on the members’ respective equity interests.
As of December 31, 2019 and 2018, the book value of the Company’s investment in the Joint Venture was $14,086,641 and $14,085,399, respectively, which includes $6,697,585 and $6,938,761 of amortized outside basis difference, respectively. The outside basis difference represents the Company’s transaction costs related to entering into the Joint Venture. During the years ended December 31, 2019 and 2018, $241,176 and $594,886, respectively, of amortization of this basis difference was included in equity in losses from unconsolidated joint venture on the accompanying consolidated statements of operations. During the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

years ended December 31, 2019 and 2018, the Company received distributions of $1,208,900 and $530,100 related to its investment in the Joint Venture, respectively. No distributions were received during the year ended December 31, 2017.
Unaudited financial information for the Joint Venture as of December 31, 2019 and 2018, the years ended December 31, 2019 and 2018 and for the period from November 15, 2017 to December 31, 2017, is summarized below:
Summarized financial information for the Joint Venture is:

	December 31,
	2019	2018
Assets:
Real estate assets, net	$489,968,058	$493,776,142
Other assets	14,407,189	24,091,229
Total assets	$504,375,247	$517,867,371
Liabilities and equity:
Notes payable, net	$326,425,060	$340,840,505
Other liabilities	20,000,723	21,501,680
Company’s capital	15,794,931	15,552,513
Other partner’s capital	142,154,533	139,972,673
Total liabilities and equity	$504,375,247	$517,867,371

	For the Year Ended December 31,		For the Period from November 15, 2017 to December 31, 2017
	2019	2018
Revenues	$62,906,332	$60,210,288	$5,756,455
Expenses	(68,306,080)	(87,653,451)	(11,330,228)
Other income	1,388,769	—	—
Net loss	$(4,010,979)	$(27,443,163)	$(5,573,773)

Company’s proportional net loss	$(401,098)	$(2,744,316)	$(557,377)
Amortization of outside basis	(241,176)	(594,886)	(106,519)
Equity in loss of unconsolidated joint venture	$(642,274)	$(3,339,202)	$(663,896)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

5.	Other Assets
As of December 31, 2019 and 2018, other assets consisted of:

	December 31,
	2019	2018
Prepaid expenses	$2,158,568	$1,866,024
Interest rate cap agreements (Note 11)	284	117,678
Deposits	533,588	714,736
Operating lease right-of-use assets, net	114,292	—
Other assets	$2,806,732	$2,698,438
Amortization of the Company’s operating lease right-of-use assets for the years ended December 31, 2019 and 2018 were $4,234 and $0, respectively.

6.	Debt
Mortgage Notes Payable
The following is a summary of mortgage notes payable, net secured by real property as of December 31, 2019 and 2018:

	December 31, 2019
			Interest Rate Range		Weighted Average Interest Rate
Type	Number of Instruments	Maturity Date Range	Minimum	Maximum		Principal Outstanding
Mortgage notes payable - fixed	20	10/1/2022 - 10/1/2056	3.19%	4.63%	3.76%	$508,178,473
Deferred financing costs, net(1)						(4,185,597)
Total mortgage notes payable, net						$503,992,876

	December 31, 2018
			Interest Rate Range		Weighted Average Interest Rate
Type	Number of Instruments	Maturity Date Range	Minimum	Maximum		Principal Outstanding
Mortgage notes payable - fixed	20	5/1/2019 - 10/1/2056	3.19%	5.48%	3.95%	$361,723,899
Mortgage notes payable - variable(2)	10	7/1/2023 - 11/1/2027	1-Mo LIBOR + 1.77%	1-Mo LIBOR + 2.38%	4.69%	283,046,390
Total mortgage notes payable, gross	30				4.27%	644,770,289
Premium, net(3)						302,530
Deferred financing costs, net(3)						(3,934,705)
Total mortgage notes payable, net						$641,138,114
_______________

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

(1)	Accumulated amortization related to deferred financing costs as of December 31, 2019 and 2018 was $2,389,572 and $2,929,134, respectively.

(2)	See Note 11 (Derivative Financial Instruments) for a discussion of the interest rate cap agreements used to manage the exposure to interest rate movement on the Company’s variable rate loans.

(3)	Accumulated amortization related to debt premiums as of December 31, 2018 was $960,519.
Refinancing Transactions
On the closing dates set out in the table below, the Company, through its indirect wholly-owned subsidiaries (each a “Borrower” and collectively, the “Borrowers”), refinanced $215,583,236 of existing variable rate loans with its existing lenders, Jones Lang LaSalle Multifamily, LLC (“JLL”), Berkadia Commercial Mortgage LLC (“Berkadia”), PNC Bank, National Association (“PNC Bank”) and Newmark Knight Frank (“NKF”) (collectively, the “Lenders”) with new fixed rate Freddie Mac loans and a fixed rate Fannie Mae loan in an aggregate principal amount of $241,834,000. Each of the loans has a maturity date of October 1, 2029. Interest only payments are payable monthly through October 1, 2025, with interest and principal payments due monthly thereafter. The Borrowers paid $1,162,523 in the aggregate in loan origination fees to the Lenders in connection with the refinancings, and the Advisor earned loan coordination fees of $694,500. The Refinancing Transactions are treated as loan modifications in accordance with ASC 470 Debt, with lender direct expenses capitalized as deferred financing costs in mortgage notes payable in the accompanying consolidated balance sheets and third-party loan fees expensed in interest expense in the accompanying consolidated statements of operations.
The following is a summary of the refinancing of mortgage notes payable secured by real property during the year ended December 31, 2019:

Secured Property	Closing Dates	Lender	Interest Rate	Principal Loan Amount
Jefferson at Perimeter Apartments	9/20/2019	JLL	3.48%	$73,800,000
Reserve at Creekside	9/20/2019	Berkadia	3.57%	15,000,000
Tapestry Park Apartments	9/26/2019	NKF	3.66%	48,750,000
Sycamore Terrace Apartments	9/26/2019	NKF	3.62%	23,067,000
Villas at Huffmeister	9/27/2019	PNC Bank	3.56%	27,440,000
Villas of Kingwood	9/27/2019	PNC Bank	3.56%	34,877,000
Montecito Apartments	10/31/2019	PNC Bank	3.72%	18,900,000
				$241,834,000
Credit Facility
On July 29, 2016, nine wholly-owned subsidiaries of the Company entered into a credit agreement and a multifamily note with PNC Bank (as amended, the credit agreement, multifamily note, loan and security agreements, mortgages and guaranty are collectively referred to herein as the “Loan Documents”) that provided for a new credit facility (the “Credit Facility”) in an amount not to exceed $350,000,000 to refinance certain of the Company’s then-existing mortgage loans. The credit facility had a maturity date of August 1, 2021, subject to extension, as further described in the Loan Documents. Advances made under the Credit Facility were secured by the subsidiaries’ properties (the “Collateral Pool Property”), pursuant to a mortgage deed of trust with the Company’s subsidiaries party to the Credit Facility in favor of PNC Bank.
The Credit Facility accrued interest at one-month LIBOR plus (1) the servicing spread of 0.05% and (2) the net spread, based on the debt service coverage ratio, of between 1.73% and 1.93%, as further described in the Loan Documents. Interest only payments on the Credit Facility were payable monthly in arrears and were due and payable on the first day of each month.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

The entire outstanding principal balance and any accrued and unpaid interest on the Credit Facility were due on the maturity date. The Company’s subsidiaries could voluntarily prepay all or a portion of the amounts advanced under the Loan Documents. Notwithstanding the foregoing, in the event a Collateral Pool Property was released or the credit agreement was terminated, a termination fee would be due and payable by the Company’s subsidiaries (as applicable). In certain instances of a breach of the credit agreement, the Company guaranteed to PNC Bank the full and prompt payment and performance when due of all amounts for which the Company’s nine wholly-owned subsidiaries were personally liable under the Loan Documents, in addition to all costs and expenses incurred by PNC Bank in enforcing such guaranty. Between November 15, 2017 and May 31, 2018, seven of the Collateral Pool Properties were either disposed of or refinanced, with the advances made to each of the seven Collateral Pool Properties being repaid in full. On July 29, 2019, the Company made a final remaining principal payment of $10,000,000 and terminated the Credit Facility. The Company incurred $0 in debt extinguishment costs related to the extinguishment of the Credit Facility.
Maturity and Interest
The following is a summary of the Company’s aggregate maturities as of December 31, 2019:

		Maturities During the Years Ending December 31,
Contractual Obligation	Total	2020	2021	2022	2023	2024	Thereafter
Principal payments on outstanding debt obligations(1)	$508,178,473	$3,144,634	$3,295,375	$28,056,772	$52,688,372	$3,276,689	$417,716,631
________________

(1)
Scheduled principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts exclude the amortization of the deferred financing costs and debt premiums associated with the notes payable.

The Company’s notes payable contain customary financial and non-financial debt covenants. As of December 31, 2019 and 2018, the Company was in compliance with all financial and non-financial debt covenants. The entire balance of the Company’s notes payable was assumed by STAR upon the closing of the SIR Merger on March 6, 2020.
For the years ended December 31, 2019, 2018 and 2017, the Company incurred interest expense of $25,660,243, $33,158,759 and $44,114,130, respectively. Interest expense for the years ended December 31, 2019, 2018 and 2017, includes amortization of deferred financing costs of $877,743, $1,056,249 and $1,839,952, amortization of loan premiums and discounts of $48,562, $270,792 and $1,129,960, net unrealized loss from the change in fair value of interest rate cap agreements of $164,394, $157,268 and $604,545 and loan fees associated with mortgage notes refinancing of $675,431, $398,781 and $0, respectively.
Interest expense of $1,638,912 and $2,520,324 was payable as of December 31, 2019 and 2018, respectively, and is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

7.	Stockholders’ Equity
General
Under the Company’s Third Articles of Amendment and Restatement (the “Charter”), the total number of shares of capital stock authorized for issuance was 1,100,000,000 shares, consisting of 999,999,000 shares of common stock with a par value of $0.01 per share, 1,000 shares of convertible stock with a par value of $0.01 per share and 100,000,000 shares of preferred stock with a par value of $0.01 per share.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

Common Stock
The shares of the Company’s common stock entitled the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Company’s board of directors in accordance with the MGCL and to all rights of a stockholder pursuant to the MGCL. The Company’s common stock has no preferences or preemptive, conversion or exchange rights.
During 2009, the Company issued 22,223 shares of common stock to the Sponsor for $200,007. From inception to December 31, 2019, the Company had issued 76,732,395 shares of common stock in a private offering and the Public Offering for aggregate offering proceeds of $679,572,220, net of offering costs of $95,845,468, including 4,073,759 shares of common stock pursuant to the DRP, for total offering proceeds of $39,580,847. Offering costs primarily consisted of selling commissions and dealer manager fees. The Company terminated its Public Offering on December 20, 2013, but continued to offer shares pursuant to the DRP through November 30, 2014.
The issuance and vesting activity for the years ended December 31, 2019, 2018 and 2017, for the restricted stock issued to the Company’s independent directors were as follows:

	2019	2018	2017
Nonvested shares at the beginning of the year	11,250	11,875	11,875
Granted shares	7,500	7,500	7,500
Vested shares	(7,500)	(8,125)	(7,500)
Nonvested shares at the end of the year	11,250	11,250	11,875
The weighted average fair value of restricted stock issued to the Company’s independent directors for the years ended December 31, 2019, 2018 and 2017 is as follows:

Grant Year	Weighted Average Fair Value
2017	$11.65
2018	9.84
2019	9.40
The shares of restricted common stock vest and become non-forfeitable in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant and will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to death or disability or (2) a change in control of the Company and as otherwise provided in the Incentive Award Plan, (as defined below). All remaining shares of unvested restricted common stock vested, became non-forfeitable and were converted into STAR common stock upon the closing of the SIR Merger on March 6, 2020.
Included in general and administrative expenses is $73,524, $84,866 and $85,486 for the years ended December 31, 2019, 2018 and 2017, respectively, for compensation expense related to the issuance of restricted common stock. The weighted average remaining term of the Company’s restricted common stock is 1.69 years as of December 31, 2019. As of December 31, 2019, the compensation expense related to the issuance of the Company’s restricted common stock not vested was $92,961.
Convertible Stock
During 2009, the Company issued 1,000 shares of Convertible Stock to the Advisor for $1,000. The Convertible Stock would convert into shares of the Company’s common stock if and when: (A) the Company has made total distributions on the then outstanding shares of common stock equal to the original issue price of those shares plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) subject to specified conditions, the Company lists the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

common stock for trading on a national securities exchange or (C) the Advisory Agreement is terminated or not renewed by the Company (other than for “cause” as defined in the Advisory Agreement). A “listing” will also be deemed to have occurred on the effective date of any merger of the Company in which the consideration received by the holders of the Company’s common stock is the securities of another issuer that are listed on a national securities exchange. At the closing of the SIR Merger, SIR redeemed the Convertible Stock for no consideration.
Preferred Stock
The Charter also provided the Company’s board of directors with the authority to issue one or more classes or series of preferred stock, and prior to the issuance of such shares of preferred stock, the board of directors had the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares of preferred stock. The Company’s board of directors was authorized to amend the Charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. As of December 31, 2019 and 2018, no shares of the Company’s preferred stock were issued and outstanding.
Distribution Reinvestment Plan
The Company’s board of directors approved the DRP through which common stockholders could elect to reinvest an amount equal to the distributions declared on their shares of common stock in additional shares of the Company’s common stock in lieu of receiving cash distributions. The initial purchase price per share under the DRP was $9.50. Effective September 10, 2012, shares of the Company’s common stock were issued pursuant to the DRP at a price of $9.73 per share. Effective with distributions earned beginning on December 1, 2014, the Company’s board of directors elected to suspend the DRP. As a result, all distributions were paid in cash.
No selling commissions or dealer manager fees were payable on shares sold through the DRP.
Share Repurchase Program and Redeemable Common Stock
The Company’s share repurchase program provided an opportunity for stockholders to have their shares of common stock repurchased by the Company, subject to certain restrictions and limitations. No shares could be repurchased under the Company’s share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period did not apply to repurchases requested within two years after the death or disability of a stockholder.
The repurchase price for shares repurchased under the Company’s share repurchase program prior to April 28, 2018, was as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Estimated Value per Share(2)
2 years	95.0% of Estimated Value per Share(2)
3 years	97.5% of Estimated Value per Share(2)
4 years	100.0% of Estimated Value per Share(2)
In the event of a stockholder’s death or disability(3)	Average Issue Price for Shares(4)

________________

(1)	As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

(2)	The “Estimated Value per Share” equals the most recently determined estimated value per share determined by the Company’s board of directors.

(3)	The required one-year holding period to be eligible to repurchase shares under the Company’s share repurchase program does not apply in the event of death or disability of a stockholder.

(4)	The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares.
The Company’s board of directors elected to suspend the Company’s share repurchase program, effective April 28, 2018. The board of directors of the Company subsequently determined to reinstate and amend the terms of the Company’s share repurchase program, effective May 20, 2018. Pursuant to the amended and reinstated share repurchase program, the revised repurchase price was equal to 93% of the most recently publicly disclosed estimated value per share. The last share repurchase price was $8.74 per share, which represents 93% of the estimated value per share of $9.40, as approved by the Company’s board of directors.
The share repurchase price was further reduced based on how long the stockholder had held the shares as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of the Share Repurchase Price(2)
2 years	95.0% of the Share Repurchase Price(2)
3 years	97.5% of the Share Repurchase Price(2)
4 years	100.0% of the Share Repurchase Price(2)
In the event of a stockholder’s death or disability(3)	Average Issue Price for Shares(4)
________________

(1)	As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock.

(2)	The “Share Repurchase Price” equaled 93% of the Estimated Value per Share.

(3)	The required one-year holding period to be eligible to repurchase shares under the Company’s share repurchase program did not apply in the event of death or disability of a stockholder.

(4)	The purchase price per share for shares repurchased upon the death or disability of a stockholder was equal to the average issue price per share for all of the stockholder’s shares.
The purchase price per share for shares repurchased pursuant to the share repurchase program was further reduced by the aggregate amount of net proceeds per share, if any, distributed to the Company’s stockholders prior to the Repurchase Date (defined below) as a result of the sale of one or more of the Company’s assets that constitutes a return of capital distribution as a result of such sales.
Repurchases of shares of the Company’s common stock were made quarterly upon written request to the Company at least 15 days prior to the end of the applicable quarter during which the share repurchase program was in effect. Repurchase requests were honored approximately 30 days following the end of the applicable quarter (the “Repurchase Date”). Stockholders could withdraw their repurchase request at any time up to three business days prior to the end of the applicable quarter.
In connection with the announcement of the then-proposed SIR Merger, on August 5, 2019, the Company’s board of directors approved the Amended and Restated Share Repurchase Plan (the “Amended & Restated SRP”), which became effective September 5, 2019, and applied with repurchases made on Repurchase Dates subsequent to the effective date of the Amended & Restated SRP. Under the Amended & Restated SRP, the Company only repurchased shares of common stock in

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

connection with the death or qualifying disability of a stockholder, subject to certain terms and conditions specified in the Amended & Restated SRP.
In no event could repurchases under the share repurchase program have exceeded 5% of the weighted average number of shares of the Company’s common stock outstanding during the prior calendar year or the $2,000,000 limit for any quarter put in place by the Company’s board of directors. There was no fee in connection with a repurchase of shares of the Company’s common stock. As of December 31, 2019 and 2018, the Company had outstanding and unfulfilled repurchase requests of 140,239 (pursuant to the Amended & Restated SRP) and 219,696 shares of common stock and recorded $1,282,584 and $2,000,000 in accounts payable and accrued liabilities on the accompanying consolidated balance sheets related to these unfulfilled repurchase requests, all of which were repurchased on the January 31, 2020 and 2019 repurchase dates, respectively.
During the year ended December 31, 2019, the Company repurchased a total of 747,071 shares with a total repurchase value of $6,741,833 and received net requests for the repurchase of 2,204,666 shares with a total repurchase value of $19,456,159. During the year ended December 31, 2018, the Company repurchased a total of 836,770 shares with a total repurchase value of $8,000,000 and received requests for the repurchase of 2,786,995 shares with a total repurchase value of $24,955,829.
For the year ended December 31, 2019, the Company reclassified $717,416, net, pursuant to the share repurchase program from accounts payable and accrued liabilities to temporary equity. For the year ended December 31, 2018, the Company had no amounts to reclassify from accounts payable and accrued liabilities to temporary equity.
Distributions Declared
Distributions declared (1) accrued daily to stockholders of record as of the close of business on each day, (2) were payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month and (3) were calculated at a rate of $0.001519 per share per day during the year ended December 31, 2019, which if paid each day over a 365-day period is equivalent to a 6.0% annualized distribution rate based on a purchase price of $9.24 per share of common stock. Distributions were calculated at a rate of $0.001519 per share per day during the six months ended December 31, 2018, which if paid each day over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $9.24 per share of common stock, were calculated at a rate of $0.001683 per share per day during the three months ended June 30, 2018, which if paid each day over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock and were calculated at a rate of $0.001964 per share per day during the three months ended March 31, 2018, which if paid each day over a 365-day period, is equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock. On April 16, 2018, the Company’s board of directors authorized a special distribution in the amount of $1.00 per share, or $75,298,163 in the aggregate, to stockholders of record as of the close of business on April 20, 2018.
Distributions declared for the years ended December 31, 2019, 2018 and 2017, were $41,141,419, $121,054,857 and $54,339,823, respectively, all of which were attributable to cash distributions.
As of December 31, 2019 and 2018, $3,484,995 and $3,515,310 distributions declared were payable.
Distributions Paid
For the year ended December 31, 2019, the Company paid cash distributions of $41,171,734, which related to distributions declared for each day in the period from December 1, 2018 through November 30, 2019. All such distributions were paid in cash.
For the year ended December 31, 2018, the Company paid cash distributions of $122,134,848, which related to distributions declared for each day in the period from December 1, 2017 through November 30, 2018, inclusive of the special distribution in the amount of $75,298,163 paid on May 2, 2018, to stockholders of record as of the close of business on April 20, 2018. All such distributions were paid in cash.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

8. Related Party Arrangements
The Company entered into the Advisory Agreement with the Advisor. Pursuant to the Advisory Agreement, the Company paid the Advisor, its affiliates, including the Company’s external property manager (as defined herein), specified fees upon the provision of certain services related to the investment of funds in real estate and real estate-related investments, the management of the Company’s investments and for other services (including, but not limited to, the disposition of investments). Subject to the limitations described below, the Company reimbursed the Advisor and its affiliates for acquisition and origination expenses and certain operating expenses incurred on behalf of the Company or incurred in connection with providing services to the Company.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

Amounts attributable to the Advisor and its affiliates incurred (earned) for the years ended December 31, 2019, 2018 and 2017 are as follows:

	Incurred (Earned) For the Year Ended December 31,
	2019	2018	2017
Consolidated Statements of Operations:
Expensed
Investment management fees(1)	$8,259,620	$9,799,335	$13,823,000
Due diligence costs(2)	—	444,475	—
Property management:
Fees(1)	3,321,988	4,059,216	6,278,850
Reimbursement of onsite personnel(3)	10,332,644	12,857,437	18,716,284
Reimbursements - other(1)	2,246,413	1,598,991	1,771,620
Reimbursements - property operations(3)	80,271	138,235	170,067
Reimbursements - G&A(2)	97,816	86,542	133,419
Other operating expenses(2)	1,740,314	988,367	1,244,264
Disposition fees(4)	3,289,275	5,893,800	6,706,200
Disposition transaction costs(4)	39,483	84,222	56,922
Loan coordination fee(1)	694,500	422,160	86,675
Property insurance(5)	1,665,704	1,597,712	1,285,490
Insurance proceeds(2)	(12,282)	(75,000)	(102,147)
Rental revenue(6)	3,792	—	—
Consolidated Balance Sheets:
Capitalized
Construction management:
Fees(8)	580,660	209,829	526,866
Reimbursement of labor costs(7)	144,866	95,631	239,015
Capital expenditures(7)	84,125	39,680	74,709
Deferred financing costs(8)	—	—	12,930
Capitalized costs on investment in unconsolidated joint venture(9)	—	58,386	65,113
Acquisition expenses(10)	—	245,048	3,226
Acquisition fees(10)	—	705,722	—
	$32,569,189	$39,249,788	$51,092,503
________________

(1)	Included in fees to affiliates in the accompanying consolidated statements of operations.

(2)	Included in general and administrative expenses in the accompanying consolidated statements of operations.

(3)	Included in operating, maintenance and management in the accompanying consolidated statements of operations.

(4)	Included in gain on sales of real estate, net in the accompanying consolidated statements of operations.

(5)
Property related insurance expense and the amortization of the prepaid insurance deductible account are included in general and administrative expenses in the accompanying consolidated statements of operations. The amortization of

STEADFAST INCOME REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

the prepaid property insurance is included in operating, maintenance and management expenses in the accompanying consolidated statements of operations. The prepaid insurance is included in other assets in the accompanying consolidated balance sheets upon payment.

(6)	Included in rental income in the accompanying consolidated statements of operations.

(7)	Included in building and improvements in the accompanying consolidated balance sheets.

(8)	Included in mortgage notes payable, net in the accompanying consolidated balance sheets.

(9)	Included in investment in unconsolidated joint venture in the accompanying consolidated balance sheets.

(10)	Included in total real estate, cost in the accompanying consolidated balance sheets.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

Amounts attributable to the Advisor and its affiliates paid (received) for the years ended December 31, 2019, 2018 and 2017 are as follows:

	Paid (Received) For the Year Ended December 31,
	2019	2018	2017
Consolidated Statements of Operations:
Expensed
Investment management fees	$7,917,251	$8,158,850	$15,008,001
Due diligence costs	211,188	233,287	—
Property management:
Fees	3,391,435	4,126,954	6,410,591
Reimbursement of onsite personnel	10,388,573	13,040,470	18,748,974
Reimbursements - other	2,252,766	1,604,623	1,781,318
Reimbursements - property operations	72,205	138,235	170,067
Reimbursements - G&A	91,316	86,542	133,419
Other operating expenses	1,526,236	960,376	1,341,997
Disposition fees	5,342,025	4,407,675	6,139,575
Disposition transaction costs	39,483	84,222	56,922
Loan coordination fee	200,000	508,835	—
Property insurance	1,844,745	1,555,825	1,322,247
Insurance proceeds	(75,000)	—	(102,147)
Rental Revenue	3,792	—	—
Consolidated Balance Sheets:
Capitalized
Construction management:
Fees	574,841	213,652	536,866
Reimbursement of labor costs	140,738	95,730	245,889
Capital expenditures	84,125	39,680	74,709
Deferred financing costs	—	—	12,930
Capitalized costs on investment in unconsolidated joint venture	—	58,386	65,113
Acquisition expenses	—	245,048	3,226
Acquisition fees	—	705,722	—
	$34,005,719	$36,264,112	$51,949,697

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

Amounts attributable to the Advisor and its affiliates that were payable (prepaid/receivable) as of December 31, 2019 and 2018 are as follows:

	Payable (Prepaid/Receivable) as of December 31,
	2019	2018
Consolidated Statements of Operations:
Expensed
Investment management fees	$1,982,854	$1,640,485
Due diligence costs	—	211,188
Property management:
Fees	265,130	334,577
Reimbursement of onsite personnel	533,622	589,551
Reimbursements - other	32,996	39,349
Other fees - property operations	8,066	—
Other fees - G&A	6,500	—
Other operating expenses	329,290	115,212
Disposition fees	—	2,052,750
Loan coordination fee	494,500	—
Property insurance	(298,096)	(119,055)
Insurance proceeds	(12,282)	(75,000)
Consolidated Balance Sheets:
Capitalized
Construction management:
Fees	8,427	2,608
Reimbursement of labor costs	4,326	198
	$3,355,333	$4,791,863
Investment Management Fee
The Company paid the Advisor a monthly investment management fee equal to one-twelfth of 0.80% of (1) the cost of real properties and real estate-related assets acquired directly by the Company or (2) the Company’s allocable cost of each real property or real estate-related asset acquired through a joint venture. The investment management fee was calculated including acquisition fees, acquisition expenses, cost of development, construction or improvement and any debt attributable to such investments, or the Company’s proportionate share thereof in the case of investments made through joint ventures. The cost of real properties and real estate-related assets that have been sold by the Company during the applicable month is excluded from the fee.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

Acquisition Fees and Expenses
The Company paid the Advisor an acquisition fee equal to 2.0% of (1) the cost of investment, as defined in the Advisory Agreement, in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of any type of real property or real estate-related asset; provided, however, that the total acquisition fee payable by the Company to the Advisor or its affiliates shall equal 0.5% of the cost of investment in the event that proceeds from a prior sale of an investment are used to fund the acquisition of an investment, or (2) the Company’s allocable cost of a real property or real estate-related asset acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments.
In addition to acquisition fees, the Company reimbursed the Advisor for amounts directly incurred by the Advisor or its affiliates, including personnel-related costs for acquisition due diligence, legal and non-recurring management services, and amounts the Advisor paid to third parties in connection with the selection, acquisition or development of a property or acquisition of real estate-related assets, whether or not the Company ultimately acquires the property or the real estate-related assets.
The Charter limited the Company’s ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price. Under the Charter, a majority of the Company’s board of directors, including a majority of the independent directors, was required to approve any acquisition fees (or portion thereof) that would cause the total of all acquisition fees and expenses relating to an acquisition to exceed 6.0% of the contract purchase price. In connection with the purchase of securities, the acquisition fee could have been paid to an affiliate of the Advisor that is registered as a Financial Industry Regulatory Authority, Inc. (“FINRA”) member broker-dealer if applicable FINRA rules would prohibit the payment of the acquisition fee to a firm that is not a registered broker-dealer.
Property Management Fees and Expenses
The Company entered into Property Management Agreements (as amended from time to time, each a “Property Management Agreement”) with Steadfast Management Company, Inc., an affiliate of the Sponsor (the “Property Manager”), in connection with the acquisition of each of the Company’s properties (other than EBT Lofts, Library Lofts and Stuart Hall Lofts, which were managed by an unaffiliated third-party management company). As of December 31, 2019, the property management fee payable with respect to each property under each Property Management Agreement ranged from 2.50% to 3.50% of the annual gross revenue collected, which is usual and customary for comparable property management services rendered to similar properties in similar geographic markets, as determined by the Advisor and approved by a majority of the members of the Company’s board of directors, including a majority of the independent directors. The Property Manager also received an oversight fee of 1% of gross revenues at certain of the properties at which it did not serve as a property manager. Generally, each Property Management Agreement had an initial one year term and was to continue thereafter on a month-to-month basis unless either party gives 60 days’ prior notice of its desire to terminate the Property Management Agreement, provided that the Company could have terminated the Property Management Agreement at any time upon a determination of gross negligence, willful misconduct or bad acts of the Property Manager or its employees or upon an uncured breach of the Property Management Agreement upon 30 days’ prior written notice to the Property Manager.
In addition to the property management fee, the Property Management Agreements also specify certain other reimbursements payable to the Property Manager or its affiliates, including reimbursements for benefit administration, information technology infrastructure, licenses, support and training services and capital expenditures. The Company also reimbursed the Property Manager for the salaries and related benefits of on-site property management employees.
Construction Management
The Company entered into Construction Management Agreements with Pacific Coast Land and Construction, Inc., an affiliate of the Sponsor (the “Construction Manager”), in connection with the planned capital improvements and renovation for certain of the Company’s properties. As of December 31, 2019, the construction management fee payable with respect to each property pursuant to the Construction Management Agreements (each, a “Construction Management Agreement”) ranged from 6.0% to 12.0% of the costs of the improvements for which the Construction Manager had planning and oversight authority.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

Generally, each Construction Management Agreement can be terminated by either party with 30 days’ prior written notice to the other party. Construction management fees are capitalized to the respective real estate properties in the period in which they are incurred, as such costs relate to capital improvements and renovations for units taken out of service while they undergo the planned renovation.
The Company could also reimburse the Construction Manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations at its properties.
Property Insurance
The Company deposited amounts with an affiliate of the Sponsor to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties of the Company and other affiliated entities. Upon filing a major claim, proceeds from the insurance deductible account could be used by the Company or another affiliate of the Sponsor. In addition, the Company deposited amounts with an affiliate of the Sponsor to cover the cost of property insurance across certain properties of the Company.
Other Operating Expense Reimbursement
In addition to the various fees paid to the Advisor, the Company was obligated to pay directly or reimburse all expenses incurred by the Advisor in providing services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, employee costs, utilities and information technology costs. The Company would not reimburse the Advisor for employee costs in connection with services for which the Advisor or its affiliates receive acquisition fees or disposition fees or for the salaries the Advisor pays to the Company’s executive officers.
The Charter limited the Company’s total operating expenses during any four fiscal quarters to the 2%/25% Limitation. The Company could reimburse the Advisor, at the end of each fiscal quarter, for operating expenses incurred by the Advisor; provided, however, that the Company shall not reimburse the Advisor at the end of any fiscal quarter for operating expenses that exceed the 2%/25% Limitation unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The Advisor must reimburse the Company for the amount by which the Company’s operating expenses for the preceding four fiscal quarters then ended exceed the 2%/25% Limitation unless the independent directors have determined that such excess expenses were justified. For purposes of determining the 2%/25% Limitation, “average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company that are in any way related to the Company’s operation, including the Company’s allocable share of Advisor overhead, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that the Company does not close) and investment management fees; (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).
For the year ended December 31, 2019, the Advisor and its affiliates incurred $1,740,314 of the Company’s operating expenses, including the allocable share of the Advisor’s overhead expenses of $1,352,524, none of which were in excess of the 2%/25% Limitation and are included in the $8,318,587 of general and administrative expenses recognized by the Company. As of December 31, 2019, the Company’s total operating expenses were 0.2% of its average invested assets and 2.5% of its net income.
At December 31, 2019, the Company’s total operating expenses, as defined above, did not exceed the 2%/25% Limitation.

STEADFAST INCOME REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

For the year ended December 31, 2018, the Advisor and its affiliates incurred $988,367 of the Company’s operating expenses, including the allocable share of the Advisor’s overhead expenses of $896,144, none of which were in excess of the 2%/25% Limitation and are included in the $6,185,374 of general and administrative expenses recognized by the Company.
For the year ended December 31, 2017, the Advisor and its affiliates incurred $1,244,264 of the Company’s operating expenses, including the allocable share of the Advisor’s overhead expenses of $1,045,532, none of which were in excess of the 2%/25% Limitation, and are included in the $6,298,868 of general and administrative expenses recognized by the Company.
Disposition Fee
The Company paid the Advisor a disposition fee in connection with a sale of a property or real estate-related asset and in the event of the sale of the entire Company (a “Final Liquidity Event”), in either case when the Advisor or its affiliates provides a substantial amount of services as determined by a majority of the Company’s independent directors. With respect to a sale of a property or real estate-related asset, the Company pays the Advisor a disposition fee equal to 1.5% of the contract sales price of the investment sold. With respect to a Final Liquidity Event, the Company will pay the Advisor a disposition fee equal to (i) 0.5% of the total consideration paid in a Final Liquidity Event if the price per share paid to stockholders is less than or equal to $9.00; (ii) 0.75% of the total consideration paid in a Final Liquidity Event if the price per share paid to stockholders is between $9.01 and $10.24; (iii) 1.00% of the total consideration paid in a Final Liquidity Event if the price per share paid to stockholders is between $10.25 and $11.24; (iv) 1.25% of the total consideration paid in a Final Liquidity Event if the price per share paid to stockholders is between $11.25 and $12.00; and (v) 1.50% of the total consideration paid in a Final Liquidity Event if the price per share paid to stockholders is greater than or equal to $12.01; provided, however, that the price per share paid to stockholders as listed in each of clauses (i) through (v) above shall be adjusted for any special distributions, stock splits, combinations, recapitalizations or any similar transaction with respect to our shares. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will be included as an operating expense for purposes of the 2%/25% Limitation. In connection with the sale of securities, the disposition fee could have been paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer. The Charter limits the maximum amount of the disposition fees payable to the Advisor for the sale of any real property to the lesser of one-half of the brokerage commission paid or 3.0% of the contract sales price, but in no event shall the total real estate commissions paid, including any disposition fees payable to the Advisor, exceed 6.0% of the contract sales price.
Loan Coordination Fee
The Company paid the Advisor a loan coordination fee equal to 0.50% of the amount of debt financed or refinanced (in each case, other than at the time of the acquisition of a property or a real estate-related asset), or the Company’s proportionate share of the initial amount of new debt financed or refinanced or the amount of any debt refinanced in the case of investments made through a joint venture. In some instances, the Company and the Advisor agreed to a loan coordination fee of $100,000 per loan refinanced.
Contribution, Settlement and Release Agreements
Certain of the Company’s subsidiaries and the Property Manager were named as defendants in two Texas class action lawsuits alleging violations of the Texas Water Code (collectively, the “Actions”). The Company’s subsidiaries and the Property Manager disputed plaintiffs’ claims in the Actions; however, to avoid the time and expense associated with defending the Actions, the Company’s subsidiaries and other affiliated Steadfast entities (collectively, the “Steadfast Parties”) entered into Settlement Agreements with the plaintiffs that provided for a settlement payment to the class members and a release of claims by plaintiffs and class members against the Steadfast Parties. In connection with the settlement agreements, on April 17, 2017, the Steadfast Parties entered into a contribution, settlement and release agreement whereby all agreed to an allocation of all costs related to the actions and their settlements and a release of all claims a Steadfast Party may have against any other Steadfast Party. The Company’s proportionate share of the settlements was $378,405, which consisted of funds used to pay a portion of (1) the settlement payments to the plaintiffs and class members in the actions and (2) legal costs, less insurance

STEADFAST INCOME REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

proceeds. During the year ended December 31, 2018, the Company had recorded $305,000 as reimbursement for funds spent by the Company in excess of its proportionate share, all of which was collected from other Steadfast Parties as of December 31, 2018.
Merger with STAR
Termination Agreement
Concurrently with the entry into the Merger Agreement, the Company and Advisor entered into a termination letter agreement (the “Termination Agreement”), effective as of August 5, 2019. Pursuant to the Termination Agreement, the current Advisory Agreement was terminated on March 6, 2020, the effective date of the Merger. Also pursuant to the Termination Agreement, the Advisor waived any disposition fee it otherwise would have been entitled to pursuant to the Advisory Agreement related to the SIR Merger.
9. Incentive Award Plan and Independent Director Compensation
The Company adopted an incentive plan (the “Incentive Award Plan”) that provided for the grant of equity awards to its employees, directors and consultants and those of the Company’s affiliates. The Incentive Award Plan authorized the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards or cash-based awards. No awards were granted under the Incentive Award Plan as of December 31, 2019 and 2018, except those awards granted to the independent directors as described below.
Under the Company’s independent directors’ compensation plan, which is a sub-plan of the Incentive Award Plan, each of the Company’s then independent directors was entitled to receive 5,000 shares of restricted common stock in connection with the initial meeting of the Company’s full board of directors. The Company’s initial board of directors and each of the independent directors, agreed to delay the initial grant of restricted stock until the Company raised $2,000,000 in gross offering proceeds in a Private Offering that preceded the Public Offering. Each subsequent independent director that joins the Company’s board of directors would receive 5,000 shares of restricted common stock upon election to the Company’s board of directors. In addition, on the date following an independent director’s re-election to the Company’s board of directors, he or she receives 2,500 shares of restricted common stock. One-fourth of the shares of restricted common stock generally vest and become non-forfeitable upon issuance and the remaining portion will vest in three equal annual installments beginning on the first anniversary of the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability or (2) a change in control of the Company and as otherwise provided in the Incentive Award Plan. These restricted stock awards entitled the holders to participate in distributions even if the shares are not fully vested.
On August 8, 2017, the Company granted 2,500 shares of restricted common stock to each of its three independent directors upon their re-election to the Company’s board of directors at the 2017 annual meeting of stockholders. On August 9, 2018, the Company granted 2,500 shares of restricted common stock to each of its three independent directors upon their re-election to the Company’s board of directors at the 2018 annual meeting of stockholders. On November 7, 2019, the Company’s board of directors granted 2,500 shares of restricted common stock to each of its three independent directors upon their re-election to the Company’s board of directors at the 2019 annual meeting of stockholders. The Company recorded stock-based compensation expense of $73,524, $84,866 and $85,486 for the years ended December 31, 2019, 2018 and 2017 respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

10. Commitments and Contingencies
Economic Dependency
The Company is dependent on the Advisor and its affiliates for certain services that are essential to the Company, including the identification, evaluation, negotiation, purchase and disposition of real estate and real estate-related investments; management of the daily operations of the Company’s real estate and real estate-related investment portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.
Concentration of Credit Risk
The geographic concentration of the Company’s portfolio makes it particularly susceptible to adverse economic developments in the Houston, Texas, Oklahoma City, Oklahoma, Columbus, Ohio, Atlanta, Georgia and Lexington, Kentucky apartment markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, relocations of businesses, increased competition from other apartment communities, decrease in demand for apartments or any other changes, could adversely affect the Company’s operating results and its ability to make distributions to stockholders.
Environmental
As an owner of real estate, the Company was subject to various environmental laws of federal, state and local governments. The Company was not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations.
Legal Matters
From time to time, the Company was subject, or party, to legal proceedings that arise in the ordinary course of its business. As of December 31, 2019, management was not aware of any legal proceedings of which the outcome was reasonably likely to have a material adverse effect on the Company’s results of operations or financial condition nor was the Company aware of any such legal proceedings contemplated by government agencies.
11. Derivative Financial Instruments
The Company used interest rate derivatives with the objective of managing exposure to interest rate movements thereby minimizing the effect of interest rate changes and the effect they could have on future cash flows. Interest rate cap agreements are used to accomplish this objective. The following table provides the terms of the Company’s interest rate derivative instruments that were in effect at December 31, 2019 and 2018:

December 31, 2019
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest rate cap	1/1/2020 - 7/1/2021	One-Month LIBOR	6	$203,266,995	1.76%	3.49%	$284

December 31, 2018
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest rate cap	6/1/2019 - 7/1/2021	One-Month LIBOR	10	$283,654,000	2.52%	2.81%	$117,678

STEADFAST INCOME REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

The interest rate cap agreements were not designated as cash flow hedges. Accordingly, the Company recorded any changes in the fair value of the interest rate cap agreements as interest expense. The change in the fair value of the interest rate cap agreements for the years ended December 31, 2019, 2018 and 2017 resulted in an unrealized loss of $164,394, $157,268 and $604,545, respectively, which is included in interest expense in the accompanying consolidated statements of operations. During the years ended December 31, 2019 and 2018, the Company acquired interest rate cap agreements of $47,000 and $223,300, respectively. The fair value of the interest rate cap agreements of $284 and $117,678 is included in other assets on the accompanying consolidated balance sheets, respectively.
12. Selected Quarterly Results (unaudited)
Presented below is a summary of the Company’s unaudited quarterly financial information for the years ended December 31, 2019 and 2018:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2019
Revenues	$31,416,328	$27,578,594	$27,255,745	$27,048,447	$113,299,114
Net income (loss)	35,929,600	41,906,254	(5,557,926)	(3,159,011)	69,118,917
Income (loss) per common share, basic and diluted	0.48	0.56	(0.08)	(0.03)	0.93
Distributions declared per common share	0.137	0.138	0.140	0.139	0.554
2018
Revenues	$35,017,922	$33,624,106	$35,850,775	$35,647,744	$140,140,547
Net income (loss)	73,280,028	(7,965,511)	(6,456,724)	30,225,759	89,083,552
Income (loss) per common share, basic and diluted	0.97	(0.11)	(0.09)	0.42	1.19
Distributions declared per common share	0.177	1.153	0.140	0.140	1.610
13. Subsequent Events
The Company has evaluated all subsequent event activity through the date these consolidated financial statements were available to be issued.
Distributions Paid
On January 2, 2020, the Company paid distributions of $3,480,494, which related to distributions declared for each day in the period from December 1, 2019 through December 31, 2019. All such distributions were paid in cash.
On February 3, 2020, the Company paid distributions of $3,471,132, which related to distributions declared for each day in the period from January 1, 2020 through January 31, 2020. All such distributions were paid in cash.
On March 2, 2020, the Company paid distributions of $3,241,216, which related to distributions declared for each day in the period from February 1, 2020 through February 29, 2020. All such distributions were paid in cash.

STEADFAST INCOME REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2019

Shares Repurchased
On January 31, 2020, the Company repurchased 140,239 shares of its common stock for a total repurchase value of $1,282,584, or $9.15 per share, pursuant to the Company’s share repurchase program.
Mergers
Merger with Steadfast Apartment REIT, Inc.
On August 5, 2019, the Company, STAR, the STAR Operating Partnership, the Operating Partnership and the SIR Merger Sub entered into the SIR Merger Agreement. Pursuant to the terms and conditions of the SIR Merger Agreement, on March 6, 2020, the Company merged with and into SIR Merger Sub with SIR Merger Sub surviving SIR Merger. At such time, in accordance with the applicable provisions of the MGCL and the Maryland Limited Liability Company Act, the separate existence of the Company ceased.
At the effective time of the SIR Merger, each issued and outstanding share of the Company’s common stock (or a fraction thereof), $0.01 par value per share converted into 0.5934 shares of STAR’s common stock, $0.01 par value per share.
Merger of Steadfast Apartment REIT, Inc. and Steadfast Apartment REIT III, Inc.
On August 5, 2019, STAR III, STAR, the STAR Operating Partnership, the STAR III Operating Partnership and STAR III Merger Sub entered into the STAR III Merger Agreement. Pursuant to the terms and conditions of the STAR III Merger Agreement, on March 6, 2020, STAR III merged with and into STAR III Merger Sub with STAR III Merger Sub surviving STAR III Merger. At such time, in accordance with the applicable provisions of the MGCL and the Maryland Limited Liability Company Act, the separate existence of STAR III ceased.
At the effective time of the STAR III Merger, each issued and outstanding share of STAR III’s common stock (or a fraction thereof), $0.01 par value per share was converted into 1.430 shares of STAR’s common stock, $0.01 par value per share.
Combined Company
The Combined Company retained the name “Steadfast Apartment REIT, Inc.” Each merger was intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code.
As of the closing of the Mergers, the Combined Company’s portfolio (unaudited) consisted of (1) 70 properties (including one property held for development) in 14 states, with an average effective rent of $1,144 and (2) a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes. Based on occupancy as of December 31, 2019, the Combined Company’s portfolio had an occupancy rate of 94.9%, an average age of 20 years and a preliminary gross real estate assets value of $3.4 million (unaudited).
Coronavirus Outbreak
The outbreak of the COVID-19, declared by the World Health Organization as a global pandemic on March 11, 2020, is causing heightened uncertainty in both local and global market conditions. The effect COVID-19 will have on the real estate markets generally, and in which the Company (and its successor following the Merger) owns and operates assets, is currently unknown and will depend in part on both the scale and longevity of the pandemic. While market activity is being impacted in most sectors, at this stage hospitality and retail sectors have been most significantly impacted due to the increased response by local and global authorities, including shelter in place orders, restriction of travel and growing international concern. A prolonged pandemic could have a significant (and is yet unknown or quantifiable) impact on other sectors of the property market including multifamily real estate. The changing responses to COVID-19 create an unprecedented set of circumstances on which to base a judgment.